Exhibit 99.1

Remington Arms Company, Inc. Announces Receipt of Required Consents in Consent Solicitation with Respect to Its 10 1/2% Senior Notes Due 2011 and Execution of a Supplemental Indenture

MADISON, N.C., May 17, 2007 – Remington Arms Company, Inc. (the “Company”) today announced that in connection with the consent solicitation that it commenced on May 1, 2007 (as amended, the “Consent Solicitation”) relating to the $200,000,000 principal amount of its 10 1/2% Senior Notes due 2011 (CUSIP No. 759576AE1) (the “Notes”), the Company has received the required percentage of consents necessary to amend the indenture governing the Notes. As of 5:00 p.m., New York City time, on May 17, 2007, the Company had received consents from holders of Notes representing a majority of the principal amount of outstanding Notes, excluding Notes owned by the Company or its affiliates.

If all conditions to the Consent Solicitation are satisfied, holders of Notes who validly delivered, and did not validly revoke, their consents by 5:00 p.m., New York City time, on May 17, 2007 are entitled to an early consent fee equal to $7.50 per $1,000 principal amount of Notes in respect of which consents were validly delivered and not revoked. If all conditions to the Consent Solicitation are satisfied, holders of Notes who validly deliver their consents after 5:00 p.m., New York City time, on May 17, 2007 but on or prior to 5:00 p.m., New York City time, on May 21, 2007 are entitled to a late consent fee equal to $2.50 per $1,000 principal amount of Notes in respect of which consents are validly delivered. Payment of applicable consent fees will be made promptly after each of the conditions set forth in the Consent Solicitation is satisfied or waived, including the condition that the closing of the acquisition of the Company’s sole stockholder, RACI Holding, Inc., by American Heritage Arms, LLC, an affiliate of Cerberus Capital Management, L.P., shall have occurred (such transaction, the “Transaction”). The Company will not be required to pay any consent fees unless such conditions are satisfied or waived.

Today the Company, RA Brands, L.L.C. and U.S. Bank National Association executed a Supplemental Indenture that gives effect to the amendments described in the Consent Solicitation Statement, dated May 1, 2007 (the “Consent Solicitation Statement”), as supplemented by the Supplement, dated May 16, 2007 (the “Supplement”). These amendments, which will amend the existing indenture governing the Notes, will become operative after each of the conditions set forth in the Consent Solicitation (including the closing of the Transaction) is satisfied or waived.

Credit Suisse Securities (USA) LLC is serving as the exclusive Solicitation Agent for the Consent Solicitation. The Information Agent is D.F. King & Co., Inc. Any questions or requests for assistance or additional copies of documents, including the Consent Solicitation Statement and the Supplement, may be directed to the Information Agent toll free at (800) 431-9633 (banks and brokers call collect at (212) 269-5550). The Consent Solicitation Statement and the Supplement have also been furnished by the Company to the Securities and Exchange Commission (the “SEC”) as exhibits to a Form 8-K, dated May 16, 2007, which is available on the SEC website, www.sec.gov.

This news release does not constitute an offering of Notes or any other security of the Company or any solicitation to purchase or sell any securities, or a solicitation of consents with respect to any securities, including, without limitation, the Notes. The Consent Solicitation is being made only by means of the Consent Solicitation Statement, as amended by the Supplement.

About Remington Arms Company, Inc.

Remington Arms Company, Inc., headquartered in Madison, N.C., designs, produces and sells sporting goods products for the hunting and shooting sports markets, as well as solutions to the military, government and law enforcement markets. Founded in 1816 in upstate New York, the Company is one of the nation’s oldest continuously operating manufacturers. The Company is the only U.S. manufacturer of both firearms and ammunition products and one of the largest domestic producers of shotguns and rifles. The Company distributes its products throughout the U.S. and in over 55 foreign countries. More information about the Company can be found at www.remington.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements give the Company’s current expectations or forecasts of future events. These forward-looking statements include expectations regarding (i) the terms and conditions of the Consent Solicitation, (ii) the timing of the Consent Solicitation and (iii) the Transaction. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for the Company’s products, the Company’s growth opportunities, and other risks detailed from time to time in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.